Exhibit 99.1


                        KeySpan Announces 2003 Guidance
  -- Growth in Major Business Segments to Offset Increase in Pension Expense --
               -- Company Also Reaffirms 2002 Earnings Guidance --

Brooklyn, New York, December 12, 2002 - KeySpan Corporation (NYSE: KSE) announced today that it forecasts 2003 consolidated earnings in the range of $2.65 to $2.80 per share, primarily driven by continued strong contributions from its core businesses. The 2003 projection is a modest increase to the Company's 2002 forecasted earnings level, despite the impact of incremental non-cash Pension and OPEB expense of $0.20 to $0.30 per share.

"The effective execution of our strategy is the key to KeySpan's consistent earnings," said Robert B. Catell, Chairman and Chief Executive Officer. "We continue to capitalize on growth opportunities in our region and have implemented enhanced cost containment and capital efficiency initiatives. We expect 6% growth from our core businesses and strong earnings contributions from our energy investments resulting in an increase in 2003 earnings despite the impact of higher pension expenses. In addition, in 2003 we are forecasting significant growth in operating cash flows."

Core Business Drivers

The Gas Distribution business continues to benefit from a record number of conversions across its territories. KeySpan is expecting to add more than $60 million in new gross profit margin in both 2002 and 2003 as a result of 50,000 gas installations per year. In 2003, the Company expects to achieve this growth target while reducing Gas Distribution capital expenditures by approximately $50 million.

Electric Services is expected to continue to provide a solid earnings contribution as a result of its mix of contractual electric revenues and its location in the electric capacity-constrained New York City load pocket. During 2003, KeySpan will benefit from a full year of contributions from the 160 megawatts of new generation installed on Long Island in 2002. The Company is progressing on its construction of a 250 megawatt expansion project at the Ravenswood facility in New York City, which is expected to be on-line in late 2003, and also has proposed a new 250 megawatt plant in Melville, Long Island which could be completed by 2005.

The Company has implemented numerous operational refinements in its Energy Services business in 2002. Energy Services is forecast to achieve profitability in 2003 by organically growing earnings in both the Home Energy Services and Business Solutions units.


Energy Investments

The Company's Exploration and Production business is also projected to continue its strong earnings contribution in 2003, primarily driven by the favorable gas commodity price environment. The exploration and production business has hedged approximately 65% of 2003 production, at an approximate weighted average floor price of $3.40 per MMBtu and a weighted average ceiling price of $4.55 per MMBtu.


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During  2002,  the  Company  made  progress in  strengthening  its focus on core operations, by divesting its barge business and a portion of its exploration and production joint venture, and it continues to assess potential opportunities for monetization of its remaining non-core assets.

Financial

The Company, also has reaffirmed both its prior forecast of earnings of $2.60 to $2.75 per share for 2002, and its commitment to an annual dividend of $1.78 per share, which currently provides a yield of approximately 5%. For 2003, the Company forecasts earnings of $2.65 to $2.80 per share; earnings from non Exploration and Production operations are forecast to be $2.30 to $2.35 per share, including the impact of the incremental pension expenses discussed above. Earnings from Exploration and Production are forecast to be $0.35 to $0.45 per share.

Mr. Catell concluded, "Our strategy is focused on providing excellent service to our customers within our core businesses. We will optimize the use of capital while continuing to grow our gas business and install new electric generating plants. We are financially well positioned with predictable revenues, stable earnings and cash flows, a strong balance sheet, and a solid dividend."

The following are the key assumptions employed in developing KeySpan's 2003 forecast:

     Gas

     o    $61 Million in New Gas Gross Profit Margin Added

     o    $50 Million Reduction in Gas Capital Expenditures

     Electric

     o    $20 to $25 per Megawatt-hour Average Ravenswood `Peak Spark Spread'

     o    $90 to $95 per / Kilowatt-year  Average  Ravenswood  Capacity  Payment

     Exploration and Production

     o    $3.25 to $4.00 per MMBtu NYMEX Gas Price

     Corporate

     o    $0.20 to $0.30 per Share in Incremental Pension & OPEB Expense

     o    All Other O& M Expense Increases Expected Offset by Cost Savings

Company Presentation and Webcast

KeySpan's Management team will conduct presentations on Thursday, December 12, 2002 in New York; and on Monday, December 16, 2002, in Boston. The presentation is posted on KeySpan's Investor Relations Website at
http://investor.keyspanenergy.com.
----------------------------------

In addition, investors are also invited to participate in a live Webcast of the presentation:

Thursday, December 12, 2002
8:30 am (EST)
KeySpan's Website: http://investor.keyspanenergy.com
                   ---------------------------------

_______________________________________________________________________________

A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE: KSE) is the largest distributor of natural gas in the Northeast, with 2.5 million gas customers and approximately 12,000 employees. KeySpan is also the largest investor-owned electric generator in New York State and operates Long Island's electric system under contract with the Long Island Power Authority for its 1.1 million customers. With headquarters in Brooklyn, Boston and Long Island, KeySpan also manages a dynamic portfolio of service companies. They include:
KeySpan Energy Delivery, the group of regulated natural gas utilities; KeySpan Home Energy Services, a group of energy product, repair and services companies for residential and small commercial business customers; and KeySpan Business Solutions, a full-service group of energy product, repair and services companies for larger business customers. KeySpan also has strategic investments in natural-gas exploration and production, pipeline transportation, distribution and storage, and fiber-optic cable. For more information, visit KeySpan's web site at: http://www.keyspanenergy.com.

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Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual
results  to  differ   materially   from  those   forecast   or  implied  in  the
forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.